 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 22, 2006

DNB Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16667	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 22, 2006, DNB Financial Corporation and DNB First, National Association entered into a Director Change of Control Agreement with Thomas A. Fillippo, Director. The agreement is on the same terms as change in control agreements as amended November 10, 2003, heretofore entered into between the registrant and certain of its other outside directors, as set forth as Exhibit 10(d) to the registrant’s Report on Form 8-K as filed with the Commission on November 14, 2003 (File No. 0-16667), incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Effective February 22, 2006, Thomas A. Fillippo was elected as a director of the registrant and its subsidiary, DNB First, National Association. Since 1972, he has served as President of Devault Foods, Inc. He will serve in the class of directors whose term expires in 2006 and has been nominated to run for election in the registrant’s April, 2006 Annual Meeting for a 3 year term to expire in 2009.

Item 8.01. Other Events.

On February 22, 2006, DNB Financial Corporation announced that its Board of Directors declared a $0.13 cash dividend per share on its common stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB Financial Corporation

February 22, 2006	By:	/s/ Bruce E. Moroney
Name: Bruce E. Moroney
Title: Chief Financial Officer and Executive Vice President

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Exhibit Index

Exhibit No.	Description
99.1	Dividend Press Release